Exhibit 99.1

MoSys, Inc. Reports First Quarter 2012 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--May 2, 2012--MoSys, Inc., (NASDAQ: MOSY), a leader in semiconductor solutions that enable fast, intelligent data access for network and communications systems, today reported financial results for the first quarter ended March 31, 2012.

First Quarter Highlights

  Closed $4.2 million sale of serial interface technology;
  Ended the quarter with total cash and investments of $55 million;
  Completed carrier-grade qualification of the Bandwidth Engine® IC; and
  Achieved first OEM design wins for the Bandwidth Engine IC product family at multiple customers.

Management Commentary

“During the first quarter, we achieved additional significant milestones for the Bandwidth Engine by securing multiple new design wins, including a multi-platform design win with a major Japanese networking equipment supplier,” said Len Perham, MoSys’ President and Chief Executive Officer. “We continue to work closely with prospective customers to convert existing design wins in-progress into design wins, while the performance improvements offered by the Bandwidth Engine continue to generate strong interest from customers and partners. We have now successfully completed high-temperature operating life testing and achieved carrier-grade qualification. We have also made further progress in the development of our second generation Bandwidth Engine IC, which will include a significant performance upgrade and a substantially enhanced feature set.

“This quarter represents a significant shift toward becoming a fabless semiconductor company. During the quarter, we completed the sale of a portion of our high-speed serial interface technology. This transaction was synergistic with our strategy to monetize our IP and technology portfolio in order to further strengthen our financial resources, while focusing on the development, marketing and sale of our Bandwidth Engine ICs. With initial Bandwidth Engine design wins from leading networking equipment providers, a solid pipeline of design wins in-progress and a strengthened balance sheet, we are well positioned to achieve our goals in the coming quarters,” concluded Mr. Perham.

First Quarter Results

Total net revenue for the first quarter of 2012 was $1.4 million, compared with $5.2 million reported in the fourth quarter of 2011 and $3.5 million in the first quarter of 2011.

First quarter 2012 total revenue included licensing and other revenue of $0.2 million, compared with $2.7 million for the previous quarter and $1.3 million for the first quarter of 2011. First quarter 2012 royalty revenue was $1.2 million, compared with $2.5 million in the previous quarter and $2.2 million for the first quarter of 2011.

Gross margin for the first quarter of 2012 was 96 percent, compared with 66 percent in the fourth quarter of 2011 and 81 percent for the first quarter of 2011. The sequential increase in gross margin was primarily due to royalty revenue representing a higher percentage of total revenue.

Total operating expenses on a GAAP basis for the first quarter of 2012 were $8.6 million, compared with a $26.5 million gain in the previous quarter and $8.9 million of expenses for the first quarter of 2011. First quarter 2012 operating expenses included a net gain of $1.9 million related to the serial interface technology IP sale, and the Company expects to record $1.9 million of additional gains over the next twelve months. Additionally, total operating expenses included a one-time charge to selling, general and administrative expenses of $0.6 million related to an arbitration settlement of a contract dispute, $0.7 million of amortization of intangible assets and $1.0 million of stock-based compensation expense.

GAAP net loss for the first quarter of 2012 was $7.2 million, or ($0.19) per share, compared with net income of $29.8 million, or $0.75 per diluted share, in the previous quarter and a net loss of $6.0 million, or ($0.16) per share, for the first quarter of 2011. The non-GAAP net loss for the first quarter of 2012 was $5.5 million, or ($0.14) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the first quarter of 2012 were computed using approximately 38.6 million shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

As of March 31, 2012, cash and investments totaled $54.7 million, which included $2.2 million in net cash proceeds from the Company’s March 2012 sale of serial interface technology.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the first quarter 2012 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-800-901-5241 in the U.S. (1-617-786-2963 outside of the U.S.), and entering the pass code 69792433 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 1-888-286-8010 in the U.S. (1-617-801-6888 outside of the U.S.), pass code of 15780229.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and amortization of recorded intangible assets. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated May 2, 2012, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, anticipated benefits and performance expected from the Bandwidth Engine product and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  achieving additional design wins for the Bandwidth Engine IC;
  commencing volume shipments of Bandwidth Engine ICs;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the Company’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is an IP-rich fabless semiconductor company that provides high performance solutions for fast, intelligent data access in network and communications systems. Engineered and built for high-reliability carrier and enterprise applications, MoSys' products are breaking bandwidth barriers™ in data processing to allow for faster packet access and analysis, expanded user capacity and new capabilities required by the expanding global infrastructure. MoSys’ Bandwidth Engine® family of ICs combines the company's patented 1T-SRAM® high-density, embedded memory and high-speed, 10 Gigabits per second serial interface with its intelligent access technology and a highly efficient GigaChip™ Interface transport protocol to eliminate bottlenecks in high-speed data access. MoSys is headquartered in Santa Clara, California, and more information is available at www.mosys.com.

MoSys, 1T-SRAM and Bandwidth Engine are registered trademarks of MoSys, Inc. in the US and/or other countries. Breaking Bandwidth Barriers, GigaChip and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2012	2011

Net Revenue
Licensing and other	$221	$1,347
Royalty	1,203	2,192
Total net revenue	1,424	3,539

Cost of Net Revenue
Licensing and other	57	690
Total cost of net revenue	57	690

Gross Profit	1,367	2,849

Operating Expenses
Research and development	7,506	6,155
Selling, general and administrative	2,926	2,714
Gain on sale of assets	(1,856)	-
Total operating expenses	8,576	8,869

Loss from operations	(7,209)	(6,020)

Other income, net	24	9
Loss before income taxes	(7,185)	(6,011)

Income tax provision	30	18

Net loss	$(7,215)	$(6,029)

Net loss per share
Basic and diluted	($0.19)	($0.16)

Shares used in computing net loss per share
Basic and diluted	38,566	37,264

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31,	December 31,
	2012	2011

Assets
Current assets:
Cash, cash equivalents and investments	$32,788	$49,438
Accounts receivable, net	308	969
Unbilled contract receivables	6	74
Prepaid expenses and other assets	1,993	1,522
Total current assets	35,095	52,003

Long-term investments	21,908	8,537
Property and equipment, net	1,149	1,382
Goodwill	23,134	23,134
Intangible assets, net	3,717	4,400
Other assets	182	181
Total assets	$85,185	$89,637

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$757	$336
Accrued expenses and other liabilities	4,064	2,779
Deferred revenue	875	920
Total current liabilities	5,696	4,035

Long-term liabilities	126	109

Stockholders' equity	79,363	85,493

Total liabilities and stockholders’ equity	$85,185	$89,637

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	March 31,
	2012	2011

GAAP net loss	$(7,215)	$(6,029)
Stock-based compensation expense
- Cost of net revenue	8	61
- Research and development	766	303
- Selling, general and administrative	269	345
Total stock-based compensation expense	1,043	709

Amortization of intangible assets	683	655

Non-GAAP net loss	$(5,489)	$(4,665)

GAAP net loss per share	$(0.19)	$(0.16)
Reconciling items
- Stock-based compensation expense	0.03	0.02
- Amortization of intangible assets	0.02	0.01

Non-GAAP net loss per share: Basic and diluted	$(0.14)	$(0.13)

Shares used in computing non-GAAP net loss per share
Basic and diluted	38,566	37,264

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1 408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1 972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com